EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2017

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	L‑Tex GP, Inc.	Delaware
Badger RE Holdings, LLC	Wisconsin	L‑Tex LP Corporation	Delaware
Bakersfield‑LTC, Inc.	Delaware	Memorial Park Real Estate Investments, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas	Merritt Island Real Estate Investments, Inc.	Delaware
Broadway Real Estate Investments, Inc.	Delaware	Midwest RE Holdings, Inc.	Delaware
BV Holding‑LTC, Inc.	Delaware	Mission Real Estate Investments, Inc.	Delaware
Chatham Real Estate Investments, LLC	Delaware	Missouri River Corporation	Delaware
Coronado Corporation	Delaware	MLREI Holdings, Inc.	Delaware
CPP Investments, Inc.	Delaware	Monroeville Real Estate Investments, Inc.	Delaware
Education Property Investors, Inc.	Nevada	Mountain States Real Estate Investments, Inc.	Delaware
Florida‑LTC, Inc.	Nevada	MS‑FL Real Estate Investments, Inc.	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware	MW Real Estate Investments, LLC	Illinois
Gulf Breeze Real Estate Investments, Inc.	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
Hewitt Real Estate Investments, Inc.	Delaware	Newberry Real Estate Investments, Inc.	Delaware
JVC Holdings, Inc.	Delaware	NMKS Holdings, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware	NMKS Real Estate Investments, Inc.	Delaware
JVCO Real Estate Investments, Inc.	Delaware	North Carolina Real Estate Investments, LLC	North Carolina
JVWL Real Estate Investments, Inc.	Delaware	Ohio Springs Real Estate Investments, Inc.	Delaware
Kansas‑LTC Corporation	Delaware	Park Villa Corporation	Delaware
Lakes Real Estate Investments, Inc.	Delaware	PENN‑IND Real Estate Investments, Inc.	Delaware
LTC GP I, Inc.	Delaware	RC Real Estate Investments, Inc.	Delaware
LTC West, Inc.	Nevada	Red Oak Real Estate Investments, Inc.	Delaware
LTC‑Dearfield, Inc.	Nevada	Sabal RE Holdings, LLC	Delaware
LTC‑DS, Inc.	Delaware	Skilled Healthcare Holdings, Inc.	Delaware
LTC‑Finance, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC‑Gardner, Inc.	Delaware	Southeast RE Holdings, Inc.	Delaware
LTC‑Griffin, Inc.	Nevada	Stephenville Real Estate Investments, Inc.	Delaware
LTC‑Jonesboro, Inc.	Nevada	SWTX Real Estate Investments, Inc.	Delaware
LTC‑K1 Inc.	Delaware	Texas‑LTC Limited Partnership	Texas
LTC‑K2 Limited Partnership	Delaware	Texas‑LTC Woodridge Limited Partnership	Delaware
LTC‑K2 LP, Inc.	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC‑K2, Inc.	Delaware	TXMS Real Estate Investments, Inc.	Delaware
LTC‑Lake Forest, Inc.	Delaware	Vacaville‑LTC, Inc.	Delaware
LTC‑New Mexico, Inc.	Nevada	Virginia‑LTC, Inc.	Nevada
LTC‑Ohio, Inc.	Delaware	WISL Investments, Inc.	Wisconsin
LTC‑Richmond, Inc.	Nevada